SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 23, 1999
                                                          --------------

                           COMPUTER MARKETPLACE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                  0-14731                   33-0558415
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      (STATE OR OTHER             (COMMISSION               (IRS EMPLOYER
      JURISDICTION OF             FILE NUMBER)            IDENTIFICATION NO.)
        FORMATION)


      1171 RAILROAD STREET, CORONA, CA                             91720
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      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (909) 735-2102


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)


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

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         As of April 21, 1999, Computer Marketplace, Inc. (the "Company") and each of the stockholders of E-Taxi, Inc., a Delaware corporation ("E-Taxi"), entered into a Stock Purchase Agreement, pursuant to which the Company acquired all of the issued and outstanding capital stock of E-Taxi (the "E-Taxi Acquisition") on April 23, 1999 (the "Closing Date"). As consideration for 9,074,000 shares of the E-Taxi's common stock and 400,000 shares of the E-Taxi's Series A Preferred Stock, the Company issued an aggregate of 9,074,000 shares of the Company's common stock, par value $.0001 per share (the "Common Shares"), and 400,000 shares of the Company's Series A Preferred Stock, par value $.0001 per share (the "Preferred Shares").

         As of the Closing Date, (i) E-Taxi is a wholly owned subsidiary of the Company, (ii) the stockholders of E-Taxi are the beneficial owners of (a) the Common Shares, or 81.8% of the shares of Company's common stock outstanding, and
(b) the Preferred Shares, or 100% of the shares of Company's preferred stock outstanding, and (iii) two of the four existing members of the Company's Board of Directors resigned and Robert M. Wallace was appointed as Chairman of the Board of Directors. L. Wayne Kiley and Thomas Evans remain as directors of the Company. As of the Closing Date, Mr. Wallace beneficially owns 6,426,800 shares of the Company's common stock, or 51.0% of the shares outstanding, which includes (i) 24,000 shares of Common Stock held by Gateway Advisors, Inc. ("Gateway Advisors"), a company owned and controlled by Mr. Wallace, (ii) 102,800 shares of Common Stock owned by the Gateway Advisors Profit Sharing Plan, and (iii) 1,500,000 shares of Common Stock issuable upon the exercise of a Common Stock Purchase Warrant owned by Gateway Advisors. L. Wayne Kiley will remain as the Company's Chief Executive Officer, President and Chief Accounting Officer until the Company hires suitable replacements which the Company expects to occur in the near future. The E-Taxi Acquisition will be accounted for as a reverse acquisition. The Company also granted to each of the former holders of E-Taxi capital stock the right to have the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares included in the next registration statement filed by the Company with the Securities and Exchange Commission (other than on a Form S-4 or Form S-8), subject to certain limitations and restrictions.

         The number of shares constituting the Series A Preferred Stock is 400,000, $.0001 par value per share, all of which were issued to the former holders of Series A Preferred Stock of E-Taxi. The Company may pay preferential dividends to the holders of the Series A Preferred Stock, as, if and when declared by the Board of Directors of the Company. Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into four (4) shares of Common Stock, subject to adjustment. The shares of Series A Preferred Stock are also automatically converted into shares of Common Stock in the event that the closing price for the shares of Common Stock equals or exceeds $3.75 per share for three (3) consecutive trading days. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $10.00. Each share of Series A Preferred Stock shall not be entitled to vote, except as otherwise provided by law. The Series A Preferred Stock shall be redeemed by the Company on the third anniversary of the date of issuance at a price of $10.00 per share (subject to adjustment) from funds legally available therefor. As of the close of business on April 28, 1999, the shares of Common Stock had a closing price of greater than $3.75 per share for more than three (3) consecutive days, and therefore, as of May 3, 1999, the Preferred Shares were automatically converted into 1,600,000 shares of Common Stock.

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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1. above for a description of the Acquisition.

         E-Taxi was incorporated in April 1998 to develop a vertical internet portal for the small office, home office ("SOHO") market. Immediately prior to the closing of the E-Taxi Acquisition, E-Taxi closed (i) a private offering of its shares of preferred stock and common stock raising an aggregate of approximately $1,400,000 therefrom and (ii) on the acquisition of all of the outstanding limited liability company interests of TechStore LLC, a California limited liability company ("TechStore"). As of March 31, 1999 Gateway Advisors, Inc., Bejan Aminifard, Mosen Aminifard and Derek Wall entered into a Contribution Agreement, pursuant to which each of the owners of Techstore contributed their ownership interest in the Company to E-Taxi in exchange for shares of Common Stock and Preferred Stock of the Company. Since its
incorporation in March 1998, TechStore has been engaged in the business of selling computer hardware and software as well as consumer electronics products through its world wide web site, HTTP://WWW.TECHSTORE.COM. Through the acquisition of E-Taxi and TechStore, and additional planned acquisitions, joint ventures and other combined marketing efforts, the Company intends to provide products, services and information specifically tailored to the needs of the SOHO community. Eventually, the Company anticipates creating a one-stop, all inclusive internet site where small business persons can access products, services, information and advice necessary to operate and improve their businesses.

ITEM 5.  OTHER EVENTS.

         As of April 15, 1999, E-Taxi entered into letters of intent with all of the outstanding shareholders of SSPS, Inc., a California corporation ("SSPS"), pursuant to which E-Taxi has agreed to purchase, and the shareholders of SSPS have agreed to sell, 14,706 shares of the capital stock of SSPS, Inc. or approximately 89.9% of the shares of SSPS capital stock outstanding. The letters of intent are non-binding and subject to the satisfaction of certain conditions, including the execution and delivery of a definitive purchase agreement which the Company anticipates will be finalized in the next couple of weeks. The four operating divisions of SSPS, TRISTEP, GIG2GIG.COM, IT WORLDNET.COM, and IMPACT TEAM INTERNATIONAL, provide short term and long term temporary workforce solutions primarily to rapidly growing technology firms. In furtherance of the Company's new strategic plan to serve the SOHO market, the Company believes that SSPS will partially fulfill the demand for temporary workers and other personnel related services needed by the SOHO community.

         As of April 9, 1999, the Company and Gateway Advisors, Inc. ("Gateway Advisors"), a company owned and controlled by Robert M. Wallace (the Company's current Chairman of the Board), entered into a Financial Advisory Agreement, pursuant to which Gateway Advisors agreed to provide certain business development and financial advisory services for a period of two (2) years in exchange for the issuance by the Company of 1,500,000 Common Stock Purchase Warrants. Each warrant entitles the holder to purchase one (1) share of the Company's Common Stock at an exercise price of $2.50 per share until April 8, 2000.

         As of April 9, 1999, the Company and each of the holders of 1,500,000 Class D Common Stock Purchase Warrants entered into a Settlement Agreement, pursuant to which the Company issued 375,000 shares of the Company's Common Stock in exchange for (i) the cancellation of all Class D Common Stock Purchase Warrants, (ii) the surrender and transfer to the Company of an aggregate of 500,000 shares of Common Stock of Medical Marketplace, Inc. (a majority owned subsidiary of the Company), and (iii) a general release, releasing the Company from all liabilities. In addition, as of April 9, 1999, the Company and Victoria

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

Holdings, Inc., the Company's former financial advisor, entered into a Settlement Agreement, pursuant to which the Company issued 250,000 shares of the Company's Common Stock in exchange for (i) the cancellation of Options exercisable for 1,000,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, and (ii) a general release, releasing the Company from all liabilities. As part of the foregoing Settlement Agreements, the Company agreed to include the shares issued in connection therewith in the next registration statement filed by the Company with the Securities and Exchange Commission (other than on a Form S-4 or Form S-8), subject to certain limitations and restrictions.

         As of April 9, 1999, the Company entered into an Agreement with L. Wayne Kiley, the Company's President, Chief Executive Officer and at that time Chairman of the Board, pursuant to which Mr. Kiley waived (i) his rights to accrued and unpaid salary in the amount of $279,423 (ii) all of his rights under his employment agreement with the Company, including without limitation, all future compensation, and (iii) on behalf of Quality Associates, Inc. (a company owned and controlled by Mr. Kiley) its rights to accrued and unpaid rent with respect to the Company's executive offices, in the amount of $53,536. In exchange for the foregoing, the Company reduced the exercise price of (a) 661,667 options held by Mr. Kiley from $1.00 to $.60 per share and (b) 29,167 options held by Mr. Kiley from $1.68 to $.60 per share. In addition, the Company agreed to include the shares issuable upon the exercise of such options and other options held by Management and other consultants under a Registration Statement on Form S-8 to be filed with the Commission in the near future.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         Financial Statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this report is required to be filed.

Exhibits
--------

A. Stock Purchase Agreement, dated as of April 21, 1999, among the Company and the stockholders of E-Taxi, Inc.

B. Financial Advisory Agreement, dated as of April 9, 1999, between the Company and Gateway Advisors, Inc.

C.       Form  of   Settlement   Agreement   with  the  Class  D  Common   Stock
         Warrantholders.

D. Settlement Agreement, dated as of April 9, 1999, between the Company and Victoria Holdings, Inc.

E.       Press Release dated April 26, 1999.

F.       Certificate  of  Designation  with  respect to the  Series A  Preferred
         Stock.

G. Contribution Agreement dated as of March 31, 1999 by and among Gateway Advisors, Inc., Bejan Aminifard, Mose Aminifard and Derek Wall

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

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                           COMPUTER MARKETPLACE, INC.



                           By:   /s/ L. WAYNE KILEY
                                 ---------------------------------------------
                                 Name:   L. Wayne Kiley
                                 Title:  Chief Executive Officer and President


Dated:  May 10, 1999

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